Exhibit 10.21

Optical Cable Corporation

NOTICE OF EXERCISE

As of October 30, 2009,

at 11:15 pm, Plano, Texas time

Applied Optical Systems, Inc.

1700 Capital Avenue, Suite 50

Plano, Texas 75074

Attention: G. Thomas Hazelton, Jr.

Whitlow & Youell, PLC

26 West Kirk Avenue

Roanoke, Virginia 24011

Attention: C. Cooper Youell, IV, Esq.

Optical Cable Corporation (“OCC”) hereby elects to purchase 98,741 shares of common stock of Applied Optical Systems, Inc. (the “Company”) from G. Thomas Hazelton, Jr. and 37,623 shares of common stock of the Company from Daniel Roehrs (collectively, the “Shares”) pursuant to Section 4.2 of the Shareholders and Lenders Rights Agreement dated April 22, 2005, by and among the Company, OCC, G. Thomas Hazelton, Jr., Daniel Roehrs and R.M. Flower, as amended from time to time through September 9, 2009 (the “Lenders Rights Agreement”).

Pursuant to the Lenders Rights Agreement, the purchase price for the Shares shall be 10% of the Company’s Enterprise Value (as defined on Schedule A attached hereto and made a part hereof) determined as of September 30, 2009. OCC has calculated the Company’s Enterprise Value as of such date to be Zero Dollars ($0), so the purchase price for the Shares is Zero Dollars ($0). The date and time of closing for the purchase and sale of the Shares shall be as of October 30, 2009 at 11:15pm Plano, Texas time.

By signing below, the Company, G. Thomas Hazelton, Jr. and Daniel Roehrs each hereby acknowledge receipt of this written notice, waive any right to receive at least thirty days notice prior to closing and agree to the closing date set forth above. G. Thomas Hazelton, Jr. and Daniel Roehrs each further (i) acknowledge that OCC has properly exercised its right to purchase the Shares in accordance with the Lenders Rights Agreement, (ii) agree that the Company’s Enterprise Value and purchase price both as set forth above are correct, and (iii) waive any right to disagree with the same and any requirement for receipt of a copy of this notice or any other notice from the Company with respect to the purchase of the Shares by OCC.

OPTICAL CABLE CORPORATION

BY:	/S/ NEIL D. WILKIN, JR.
Name: Neil D. Wilkin, Jr.
Its: Chairman, President & CEO

SEEN, ACKNOWLEDGED AND AGREED:

APPLIED OPTICAL SYSTEMS, INC.

By:	/S/ G. THOMAS HAZELTON, JR.	Date: October 31, 2009
Name: G. Thomas Hazelton, Jr.
Title: General Manager

/S/ G. THOMAS HAZELTON, JR.		Date: October 31, 2009
G. Thomas Hazelton, Jr.

/S/ DANIEL ROEHRS
Daniel Roehrs		Date: October 31, 2009

Schedule A

“Enterprise Value” shall be the value equal to:

(1) the product of EBIT of the Company, multiplied by five (5);

LESS

(2) the total amount of any outstanding indebtedness for borrowed money (including both current and non-current amounts) as of the last day of the calendar month through which EBIT is determined, as determined on a GAAP basis;

LESS

(3) the total amount of current liabilities as of the last day of the calendar month through which EBIT is determined, as determined on a GAAP basis, that either are delinquent relative to the repayment terms offered by the vendor (excluding any early payment discounts) or have repayment terms greater than 60 days, but excluding any amounts included in clause (2) above;

PLUS

(4) the amount equal to (y) the total amount of current assets as of the last day of the calendar month through which EBIT is determined, as determined on a GAAP basis, LESS (z) three (3) times the total amount of current liabilities as of such day (excluding any amounts included in clause (3) above), as determined on a GAAP basis. This amount may be positive or negative, and is intended to adjust the Enterprise Value based on a normalized net working capital amount needed to sustain Company’s earning capacity assumed in the multiple of EBIT calculation.

Enterprise Value will always be calculated as of the last day of the month of the most recently completed calendar month, which each element of the calculation being determined on a GAAP basis.

“EBIT” means the amount, during the prior twelve (12) full, consecutive calendar month period, equal to: net income or net loss, plus any interest expense related to long-term indebtedness, less any interest income, plus any income tax expense, and less any income tax benefit, of the Company, as determined using GAAP. EBIT will always be calculated as of the last day of the month of the most recently completed calendar month.

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